Exhibit 99.2

          Exhibitgroup/Giltspur and STAK Resolve Litigations

    CHICAGO--(BUSINESS WIRE)--July 29, 2005--Viad Corp (NYSE:VVI), through its Exhibitgroup/Giltspur division and TL Horton Design Affiliate, and STAK Design, Inc., have been involved in litigations related to intellectual property rights pertaining to the retail merchandising unit business.
    The Parties are pleased to announce that they have recently entered into Consent Judgments that will resolve the litigations. The Consent Judgments recognize the validity and value of Viad's intellectual property rights, including Viad's copyrights. Although the specific terms are confidential, Viad has agreed to grant a license to STAK with respect to a limited number of Viad's intellectual property, including copyrights related to RMUs which will permit STAK to manufacture and sell certain RMUs in exchange for payment of royalties.
    Viad is an S&P SmallCap 600 company. Major subsidiaries include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's website at www.viad.com.
    STAK Design is a company located in Carrolton, Texas. For more information, visit the company's website at www.stakdesign.com.


    CONTACT: Viad Corp
             Angela Phoenix, 602-207-5608
             aphoenix@viad.com